Exhibit 99.1

HOUGHTON MIFFLIN HARCOURT ANNOUNCES FIRST QUARTER 2018 RESULTS

Reports net sales of $220 million and billings of $182 million; Reaffirms fiscal year 2018 outlook

BOSTON – May 3, 2018 – Global learning company Houghton Mifflin Harcourt (“HMH” or the “Company”) (Nasdaq: HMHC) today announced its financial results for the first quarter ended March 31, 2018.

Financial Highlights:

	Three Months Ended March 31,
(in millions of dollars)	2018	2017	Change
Net sales[1]	$220	$222	(1.0)%
Billings	182	184	(1.3)%
Net loss[1]	(101)	(121)	16.0%
Adjusted EBITDA[1]	(15)	(24)	36.4%
Pre-publication or content development costs	(26)	(28)	8.3%
Net cash used in operating activities	(97)	(96)	(0.8)%
Free cash flow	(134)	(141)	4.6%

“We began 2018 with a solid first quarter,” said Jack Lynch, Chief Executive Officer of HMH. “We remain focused on the execution of our strategy, which includes three main pillars – enhancing and extending our core business, developing integrated solutions, and achieving operational excellence. As we look ahead to the future, we are excited about our prospects for growth.”

Joe Abbott, Chief Financial Officer of HMH added, “While the first quarter has historically been a small contributor to our annual results, we are encouraged by our early performance this year. The solid start, combined with our expectations for the remainder of 2018, gives us confidence in the outlook we provided in February.”

First Quarter 2018 Financial Results:

Net Sales: HMH reported net sales of $220 million for the first quarter of 2018, down $2 million compared to $222 million in the same quarter of 2017. The net sales decrease was driven by a $2 million decrease in our Education segment, partially offset by a slight increase in our Trade Publishing segment. Within our Education segment, the decrease was primarily due to lower Core Solutions sales, which declined by $4 million from $65 million in 2017 to $61 million in 2018. The primary drivers of the decrease in our Core Solutions sales were anticipated lower net sales of Reading programs in the third year of California’s English Language Arts adoption as well as the non-recurrence of the $5 million one-time fee we recognized in 2017 in connection with the expiration of a distribution agreement. Partially offsetting the decrease in our Core Solutions net sales were greater sales from our Extension businesses, which primarily consist of our Heinemann brand, intervention, supplemental and assessment products as well as professional services. Extension businesses net sales for the current period increased $2 million from $120 million in 2017 to $122 million in 2018 primarily driven by higher Heinemann net sales. The primary driver of the increase in our Heinemann net sales was sales of the Fountas & Pinnell Classroom product, which was introduced in the third quarter of 2017. Within our Trade Publishing segment, the increase was primarily due to higher licensing income along with print titles sales such as the Instant Pot series and Whole30 series.

[1]	The 2018 amounts have been impacted by the January 1, 2018 adoption of the new revenue standard. Please refer to the quarterly report on Form 10-Q dated May 3, 2018 for further details.

Billings: HMH reported billings of $182 million for the first quarter of 2018, a decline of $2 million compared to $184 million in the same quarter of 2017. Education and Trade Publishing segment billings for the first quarter of 2018 were $145 million and $37 million, respectively, compared with $148 million and $36 million, respectively, for the same period in 2017. The primary drivers of the decrease in billings in our Education segment were lower Core Solutions billings, which declined by $10 million due to anticipated lower billings of Reading programs in the third year of California’s English Language Arts adoption as well as the non-recurrence of the $5 million one-time fee we recognized in 2017 in connection with the expiration of a distribution agreement. Partially offsetting the decrease in Core Solutions billings was billings growth of $7 million from our Extensions businesses, driven by growth in Heinemann and professional services. Trade Publishing segment billings increase was driven by higher licensing income along with print titles such as the Whole 30 series and the Instant Pot series.

Cost of Sales: Overall cost of sales decreased 3%, or $5 million, to $144 million in the first quarter of 2018 from $149 million in the same period of 2017, primarily due to a $4 million net reduction in publishing rights and pre-publication amortization. Cost of sales, excluding publishing rights and pre-publication amortization, decreased $1 million from $108 million in 2017 to $107 million in 2018 primarily due to lower volume. As a percent of net sales, cost of sales, excluding publishing rights and pre-publication amortization, increased slightly in 2018 from the same time period in 2017 due to product mix carrying higher costs.

Selling and Administrative Costs: Selling and administrative costs decreased $5 million to $151 million for the first quarter of 2018 from $156 million in the same period of 2017, primarily due to a reduction in internal and outside labor related costs of $4 million, a decrease in office lease cost of $1 million due to office space reductions and lower IT expenses of $2 million relating to maintenance contracts, hardware and telecommunications mostly associated with actions taken under the 2017 Restructuring Plan. Additionally, variable expenses such as commissions, samples, transportation and depository fees were $1 million lower in the current period. Offsetting the reductions in costs was an increase in professional fees of $3 million in 2018 as the prior year benefited from a $5 million non-recurring insurance reimbursement pertaining to a legal matter in 2016.

Operating Loss: Operating loss for the first quarter of 2018 was $87 million, a $9 million improvement from the $96 million operating loss recorded in the same period of 2017 primarily due to the aforementioned changes in net sales, cost of sales, and selling and administrative costs.

Net Loss: Net loss of $101 million in the first quarter of 2018 was $19 million, or 16%, lower compared to a net loss of $121 million in the same quarter of 2017, due primarily to the same factors impacting operating loss and a favorable change in our tax provision of $9 million, from an expense of $14 million for the same period in 2017 to an expense of $5 million in 2018. The reduction in expense was primarily due to the Tax Cuts and Jobs Act of 2017 resulting in a lower annual effective tax rate and our ability to utilize indefinite-lived deferred tax liabilities as a source of future taxable income in our assessment of realization of deferred tax assets.

Adjusted EBITDA: Adjusted EBITDA for the first quarter of 2018 was a loss of $15 million, a $9 million favorable change from a loss of $24 million in the same quarter of 2017, primarily due to the same factors that impacted operating loss.

Cash Flows: Net cash used in operating activities for 2018 was $97 million compared with $96 million in 2017. The $1 million increase in cash used in operating activities from 2017 to 2018 was primarily driven by unfavorable net changes in operating assets and liabilities of $7 million primarily due to unfavorable changes in accounts receivable of $12 million due to timing of collections and unfavorable changes in inventory of $5 million. These unfavorable changes were partially offset by favorable changes of $11 million primarily in other assets, royalties and severance coupled with more profitable operations, net of non-cash items, of $6 million. As of March 31, 2018, HMH had $99 million of cash and cash equivalents and short-term investments compared to $235 million of cash and cash equivalents and short-term investments at December 31, 2017. HMH’s free cash flow, defined as net cash from operating activities minus capital expenditures, as of March 31, 2018 was a usage of $134 million compared with a usage of $141 million for the same time period in 2017. The primary drivers of the improved free cash flow were reduced publication costs, along with property, plant, and equipment expenditures of $7 million due to the timing of spend.

Corporate Initiatives:

HMH continues to implement its ongoing initiatives to improve the Company’s operational efficiency and right-size its cost structure. Organizational design changes, aimed at reducing complexity in the organization, were completed in 2017, and HMH expects to substantially complete the remaining planned actions by the end of 2018. The identified initiatives are expected to result in approximately $70 million to $80 million in annualized cost savings by the end of 2018.

Conference Call:

At 8:30 a.m. ET on Thursday, May 3, 2018, HMH will also host a conference call to discuss the results with its investors. The call will be webcast live at ir.hmhco.com. The following information is provided for investors who would like to participate:

Toll Free: (844) 835-6565

International: (484) 653-6719

Passcode: 7697596

Moderator: Brian Shipman, Senior Vice President, Investor Relations

Webcast Link: https://edge.media-server.com/m6/p/qofss6bw

An archived webcast with the accompanying slides will be available at ir.hmhco.com for one year for those unable to participate in the live event. An audio replay of this conference call will also be available until May 12, 2018 via the following telephone numbers: (855) 859-2056 in the United States and (404) 537-3406 internationally using passcode 7697596.

Use of Non-GAAP Financial Measures:

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP) and to provide additional insights into our performance (for a completed period and/or on a forward-looking basis), we have presented adjusted EBITDA and free cash flow. These measures are not prepared in accordance with GAAP. This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations and/or our expected results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.

Management believes that the presentation of adjusted EBITDA provides useful information to our investors and management as an indicator of our performance that is not affected by: fluctuations in interest rates or effective tax rates; levels of depreciation or amortization; non-cash charges; fees, expenses or charges relating to acquisition-related activities, including purchase accounting adjustments, integration costs and transaction costs, as well as to securities offering- and debt refinancing-activities; charges associated with restructuring and cost saving initiatives, including severance, separation and facility closure costs; certain legal settlements and awards; and non-routine costs and gains. Accordingly, management believes that this measure is useful for comparing our performance from period to period and makes decisions based on it. In addition, targets in adjusted EBITDA (further adjusted to include the change in deferred revenue and in certain instances to exclude pre-publication costs) are used as performance measures to determine certain incentive compensation of management. Management also believes that the presentation of free cash flow provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by general business operations, excluding capital expenditures, and makes decisions based on it.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA and free cash flow used by other companies. Although we use these non-GAAP measures as financial measures to assess our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or loss prepared in accordance with GAAP as a measure of performance; and free cash flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities prepared in accordance with GAAP. Adjusted EBITDA is not intended to be a measure of liquidity nor is free cash flow intended to be a measure of residual cash flow available for discretionary use. You are cautioned not to place undue reliance on these non-GAAP measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures (to the extent available without unreasonable efforts) and related disclosure is provided in the appendix to this news release.

About Houghton Mifflin Harcourt

Houghton Mifflin Harcourt (Nasdaq: HMHC) is a global learning company dedicated to changing people’s lives by fostering passionate, curious learners. As a leading provider of pre-K–12 education content, services, and cutting-edge technology solutions across a variety of media, HMH enables learning in a changing landscape. HMH is uniquely positioned to create engaging and effective educational content and experiences from early childhood to beyond the classroom. HMH serves more than 50 million students in over 150 countries worldwide, while its award-winning children’s books, novels, non-fiction, and reference titles are enjoyed by readers throughout the world. For more information, visit www.hmhco.com.

Follow HMH on Twitter, Facebook and YouTube.

Contact

Brian S. Shipman, CFA

Senior Vice President, Investor Relations

(212) 592-1177

brian.shipman@hmhco.com

Media Relations

Bianca Olson

SVP, Corporate Affairs

617-351-3841

bianca.olson@hmhco.com

Forward-Looking Statements:

The statements contained herein include forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “projects,” “anticipates,” “expects,” “could,” “intends,” “may,” “will,” “should,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” or, in each case, their negative, or other variations or comparable terminology. Forward-looking statements include all statements that are not statements of historical facts. They include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, including billings and net sales; financial performance, financial condition; liquidity; products and services, including for new adoptions; outlook for full year 2018; prospects; growth; markets and our positions therein; strategies, including with respect to investing in our Core Solutions and extension businesses and operational excellence; efficiency and cost savings initiatives, including actions thereunder and expected impact and timing; the industry in which we operate; and potential business decisions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. We caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are based upon information available to us on the date of this report.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from those made in or suggested by the forward-looking statements contained herein. In addition, even if our results are consistent with the forward-looking statements contained herein, those results or developments may not be indicative of results or developments in subsequent periods.

Important factors that could cause our results to vary from expectations include, but are not limited to: changes in state and local education funding and/or related programs, legislation and procurement processes; changes in state academic standards; state acceptance of submitted programs and participation rates therefor; industry cycles and trends; the rate and state of technological change; state requirements related to digital instruction; changes in product distribution channels and concentration of retailer power; changes in our competitive environment, including free and low cost open educational resources; periods of operating and net losses; our ability to enforce our intellectual property and proprietary rights; risks based on information technology systems and potential breaches of those systems; dependence on a small number of print and paper vendors; third-party software and technology development; possible defects in digital products; our ability to identify, complete, or achieve the expected benefits of, acquisitions; our ability to execute on our long-term growth strategy; increases in our operating costs; exposure to litigation; major disasters or other external threats; contingent liabilities; risks related to our indebtedness; future impairment charges; changes in school district payment practices; a potential increase in the portion of our sales coming from digital sales; risks related to doing business abroad; changes in tax law or interpretations; management and other personnel changes; timing, higher costs and unintended consequences of our operational efficiency and cost-reduction initiatives; and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other news releases we issue and filings we make with the SEC. In light of these risks, uncertainties and assumptions, the forward-looking events described herein may not occur.

We undertake no obligation, and do not expect, to publicly update or publicly revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein.

Houghton Mifflin Harcourt Company

Consolidated Balance Sheets

(in thousands of dollars, except share information)	(Unaudited) March 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$98,664	$148,979
Short-term investments	—	86,449
Accounts receivable, net	164,435	201,080
Inventories	206,444	154,644
Prepaid expenses and other assets	27,418	29,947

Total current assets	496,961	621,099

Property, plant, and equipment, net	150,648	153,906
Pre-publication costs, net	335,791	324,897
Royalty advances to authors, net	47,446	46,469
Goodwill	783,073	783,073
Other intangible assets, net	593,332	610,663
Deferred income taxes	3,593	3,593
Deferred commissions	23,704	—
Other assets	23,564	19,891

Total assets	$2,458,112	$2,563,591

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$8,000	$8,000
Accounts payable	120,461	61,502
Royalties payable	53,973	72,992
Salaries, wages, and commissions payable	14,929	54,970
Deferred revenue	225,726	275,111
Interest payable	341	322
Severance and other charges	7,219	6,926
Accrued postretirement benefits	1,618	1,618
Other liabilities	23,579	22,788

Total current liabilities	455,846	504,229

Long-term debt, net of discount and issuance costs	759,058	760,194
Long-term deferred revenue	401,585	419,096
Accrued pension benefits	23,810	24,133
Accrued postretirement benefits	19,297	20,285
Deferred income taxes	26,499	22,269
Other liabilities	19,038	18,192

Total liabilities	1,705,133	1,768,398

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value: 20,000,000 shares authorized; no shares issued and outstanding at March 31, 2018 and December 31, 2017	—	—
Common stock, $0.01 par value: 380,000,000 shares authorized; 147,974,285 and 147,911,466 shares issued at March 31, 2018 and December 31, 2017, respectively; 123,397,251 and 123,334,432 shares outstanding at March 31, 2018 and December 31, 2017, respectively	1,479	1,479
Treasury stock, 24,577,034 shares as of March 31, 2018 and December 31, 2017, respectively, at cost (related parties of $193,493 at 2018 and 2017)	(518,030)	(518,030)
Capital in excess of par value	4,882,458	4,879,793
Accumulated deficit	(3,570,127)	(3,521,527)
Accumulated other comprehensive loss	(42,801)	(46,522)

Total stockholders’ equity	752,979	795,193

Total liabilities and stockholders’ equity	$2,458,112	$2,563,591

Houghton Mifflin Harcourt Company

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(in thousands of dollars, except share and per share information)	2018	2017
Net sales	$219,768	$221,917
Costs and expenses
Cost of sales, excluding publishing rights and pre-publication amortization	106,909	107,536
Publishing rights amortization	10,090	13,398
Pre-publication amortization	26,716	27,577

Cost of sales	143,715	148,511
Selling and administrative	150,534	156,352
Other intangible asset amortization	7,241	8,076
Restructuring	—	3,875
Severance and other charges	3,943	1,206
Loss on sale of assets	884	—

Operating loss	(86,549)	(96,103)

Other income (expense)
Interest expense	(10,936)	(10,453)
Interest income	506	245
Change in fair value of derivative instruments	372	45

Loss before taxes	(96,607)	(106,266)
Income tax expense	4,704	14,392

Net loss	$(101,311)	$(120,658)

Net loss per share attributable to common stockholders
Basic	$(0.82)	$(0.98)

Diluted	$(0.82)	$(0.98)

Weighted average shares outstanding
Basic	123,222,353	122,777,615

Diluted	123,222,353	122,777,615

Houghton Mifflin Harcourt Company

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(in thousands of dollars)	2018	2017
Cash flows from operating activities
Net loss	$(101,311)	$(120,658)
Adjustments to reconcile net loss to net cash used in operating activities
Loss on sale of assets	884	—
Depreciation and amortization expense	63,285	68,321
Amortization of debt discount and deferred financing costs	1,046	1,046
Deferred income taxes	4,230	13,678
Stock-based compensation expense	2,923	2,544
Change in fair value of derivative instruments	(372)	(45)
Changes in operating assets and liabilities
Accounts receivable	36,645	48,812
Inventories	(51,800)	(46,690)
Other assets	1,680	(3,366)
Accounts payable and accrued expenses	2,683	2,057
Royalties payable and author advances, net	(20,217)	(21,804)
Deferred revenue	(38,224)	(37,904)
Interest payable	19	(88)
Severance and other charges	3	(3,546)
Accrued pension and postretirement benefits	(1,311)	(1,785)
Other liabilities	3,151	3,550

Net cash used in operating activities	(96,686)	(95,878)

Cash flows from investing activities
Proceeds from sales and maturities of short-term investments	86,539	66,240
Additions to pre-publication costs	(25,536)	(27,860)
Additions to property, plant, and equipment	(12,240)	(17,170)

Net cash provided by investing activities	48,763	21,210

Cash flows from financing activities
Payments of long-term debt	(2,000)	(2,000)
Tax withholding payments related to net share settlements of restricted stock units and awards	(1,073)	(789)
Issuance of common stock under employee stock purchase plan	681	895

Net cash used in financing activities	(2,392)	(1,894)

Net decrease in cash and cash equivalents	(50,315)	(76,562)
Cash and cash equivalents at the beginning of the period	148,979	226,102

Cash and cash equivalents at the end of the period	$98,664	$149,540

Houghton Mifflin Harcourt Company

Non-GAAP Reconciliations (Unaudited)

Adjusted EBITDA

Consolidated

(in thousands of dollars)

	Three Months Ended March 31,
	2018	2017
Net loss	$(101,311)	$(120,658)
Interest expense	10,936	10,453
Interest income	(506)	(245)
Provision for income taxes	4,704	14,392
Depreciation expense	19,238	19,270
Amortization expense	44,047	49,051
Non-cash charges—stock compensation	2,923	2,544
Non-cash charges—loss (gain) on derivative instrument	(372)	(45)
Fees, expenses or charges for equity offerings, debt or acquisitions	182	565
2017 Restructuring Plan	—	3,875
Severance, separation costs and facility closures	3,943	1,206
Legal reimbursement	—	(4,500)
Loss on sale of assets	884	—

Adjusted EBITDA	$(15,332)	$(24,092)

Free Cash Flow

Consolidated

(in thousands of dollars)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities
Net cash used in operating activities	$(96,686)	$(95,878)
Cash flows from investing activities
Additions to pre-publication costs	(25,536)	(27,860)
Additions to property, plant, and equipment	(12,240)	(17,170)

Free Cash Flow	$(134,462)	$(140,908)

Houghton Mifflin Harcourt Company

Calculation of Billings (Unaudited)

Billings (in thousands of dollars)

Consolidated

	Three Months Ended March 31,
(in thousands of dollars)	2018	2017
Net sales	$219,768	$221,917
Change in deferred revenue	(38,225)	(37,904)

Billings (1)	$181,543	$184,013

Education

	Three Months Ended March 31,
(in thousands of dollars)	2018	2017
Core Solutions net sales	$61,234	$65,375
Change in deferred revenue	(24,810)	(19,161)

Core Solutions Billings	$36,424	$46,214
Extensions net sales	$121,798	$120,009
Change in deferred revenue	(13,711)	(18,457)

Extensions Billings	$108,087	$101,552

Education Billings (1)	$144,511	$147,766

Trade Publishing

	Three Months Ended March 31,
(in thousands of dollars)	2018	2017
Net sales	$36,736	$36,533
Change in deferred revenue	296	(286)

Billings (1)	$37,032	$36,247

Billings is an operating measure utilized by the company derived as shown above.

(1)	Prior to the third quarter of 2017, the Company only reported consolidated billings. To facilitate comparisons, the Company has revised its historical presentation for the first quarter of 2017 to also present Education and Trade Publishing billings.